Exhibit 21

HARRIS CORPORATION

SUBSIDIARIES AS OF AUGUST 22, 2008
(100% direct or indirect ownership by Harris Corporation, unless otherwise noted)

State or Other
Jurisdiction
Name of Subsidiary	of Incorporation

Harris Asia Pacific Sdn. Bhd.	Malaysia
Harris Australia Pty. Limited	Australia
Harris BG-COM International Communications LLC	Hungary
Harris (Beijing) Communications Technology Co., Ltd.	China
Harris Broadcast Communications France S.A.R.L	France
Harris Canada Holdings Inc.	Canada
Harris Canada, Inc.	Canada
Harris Canada Systems, Inc.	Canada
Harris Cayman Ltd.	Cayman Is.
Harris Communication (Netherlands) B.V.	United Kingdom
Harris Communications GmbH	Germany
Harris Communications Austria GmbH	Austria
Harris Communications Honduras S.A. de C.V.	Honduras
Harris Communications International India Private Limited	India
Harris Communications Limited	Hong Kong
Harris Communications YK	Japan
Harris Controls Australia Pty. Limited	Australia
Harris Denmark ApS	Denmark
Harris Denmark Holding ApS	Denmark
Harris Foreign Sales Corporation, Inc.	U. S. Virgin Is.
Harris International, Inc.	Delaware
Harris International de Argentina S.R.L.	Argentina
Harris International Chile Limitada	Chile
Harris International de Mexico S. de R.L. de C.V.	Mexico
Harris IT Services Corporation	Maryland
Harris Pension Management Limited	United Kingdom
Harris S.A.	Belgium
Harris Semiconductor GmbH	Germany
Harris Semiconductor Design & Sales Pte. Ltd.	Singapore
Harris Semiconductor Pte. Ltd.	Singapore
Harris Software Systems (HK) Limited	Hong Kong
Harris Software Systems Pte. Ltd.	Singapore
Harris Software Systems Pty. Ltd.	Australia
Harris Solid-State (Malaysia) Sdn. Bhd.	Malaysia
Harris Soluções em Comunicação do Brasil Ltda.	Brazil
Harris Stratex Networks, Inc.*	Delaware
Harris Systems Limited	United Kingdom
Harris Two Thousand Limited	United Kingdom
510284 N.B. Inc.	Canada
American Coastal Insurance Ltd.	Bermuda
Digital Automation (Canada) Limited	Canada
Digital Processing Systems Ltd.	United Kingdom
Eagle Technology, Inc.	Delaware
Encoda Systems de Mexico S.A. de C.V.	Mexico

State or Other
Jurisdiction
Name of Subsidiary	of Incorporation

Eyeon Software Inc.*	Canada
HAL Technologies, Inc.	Delaware
Innovision Limited	United Kingdom
Korigen Limited	Hong Kong
Leitch Asia Limited	Hong Kong
Leitch do Brasil Technologia e Comercio Limitada	Brazil
Leitch Europe Limited	United Kingdom
Manatee Investment Corporation	Delaware
Maritime Communication Services, Inc.	Delaware
Pine Valley Investments, Inc.	Delaware
Question d’Image S.A.S.	France
Viewbridge, Inc.*	California
Zandar Technologies plc	Ireland
BWA Technology, Inc.**	Delaware
Digital Microwave (Mauritius) Private Limited**	Mauritius
Harris do Brasil Limitada**	Brazil
Harris Communication Argentina S. A.**	Argentina
Harris Communication France S. A .S.**	France
Harris Communications International, Inc.**	Delaware
Harris Communications International (Kenya) Limited**	Kenya
Harris Communications (Shenzhen) Ltd.**	China
Harris Communications Systems Nigeria Limited**	Nigeria
Harris Stratex Networks (Australia) Pty. Ltd.**	Australia
Harris Stratex Networks (Bangladesh) Ltd.**	Bangladesh
Harris Stratex Networks Canada ULC**	Canada
Harris Stratex Networks (Clark) Corporation**	Philippines
Harris Stratex Networks Ghana Limited**	Ghana
Harris Stratex Networks Holland B.V.**	Netherlands
Harris Stratex Networks (India) Private Limited**	India
Harris Stratex Networks Malaysia Sdn Bhd.**	Malaysia
Harris Stratex Networks Mexico, S. A. de C. V.**	Mexico
Harris Stratex Networks (NZ) Limited**	New Zealand
Harris Stratex Networks Operating Corporation**	Delaware
Harris Stratex Networks Philippines, Inc.**	Philippines
Harris Stratex Networks (S) Pte. Ltd.**	Singapore
Harris Stratex Networks (South Africa) (Proprietary) Limited**	South Africa
Harris Stratex Networks (Thailand) Ltd.**	Thailand
Harris Stratex Networks (UK) Limited**	Delaware
MAS Technology Holdings (Proprietary) Limited**	South Africa
Pt. Harris Stratex Networks Indonesia **	Indonesia
Stratex Networks do Brasil Ltda.**	Brazil
Stratex Networks Nigeria Limited**	Nigeria
Stratex Networks Polska Sp. z.o.o.**	Poland
Stratex Networks S. A. R. L.**	France

*	Subsidiary of Harris Corporation less than 100% directly owned by Harris Corporation.

**	Direct or indirect subsidiary of Harris Stratex Networks, Inc., and therefore less than 100% indirectly owned by Harris Corporation.